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                                                                  Exhibit 24.1
                      LEAR SEATING CORPORATION
                         POWER OF ATTORNEY
                  RELATING TO THE PUBLIC OFFERING
                        OF THE COMMON STOCK
                    OF LEAR SEATING CORPORATION

        Each person whose signature appears below constitutes and appoints James H. Vandenberghe, Kenneth L. Way and Robert E. Rossiter, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form S-1 Registration Statement of Lear Seating Corporation (the "Company") to be filed under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) thereto covering up to 7,187,500 shares of Common Stock of Lear Seating Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.


     Signature                   Title                      Date

/s/ KENNETH L. WAY           Chairman of the             March 3, 1994
- -------------------------    Board of Directors
Kenneth L. Way

/s/ JEFFREY P. HUGHES        Director                    March 3, 1994
- -------------------------
Jeffrey P. Hughes

/s/ DAVID P. SPALDING        Director                    March 3, 1994
- -------------------------
David P. Spalding

/s/ ELIOT FRIED              Director                    March 3, 1994
- -------------------------
Eliot Fried

/s/ LARRY McCURDY            Director                    March 3, 1994
- -------------------------
Larry McCurdy

/s/ GORDON C. DAVIDSON       Director                    March 3, 1994
- -------------------------
Gordon C. Davidson

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         Signature              Title               Date

/s/ ROBERT E. ROSSITER        Director           March 3, 1994
- -------------------------
Robert E. Rossiter

/s/ JAMES A. STERN            Director           March 3, 1994
- -------------------------
James A. Stern

/s/ N. PETER RUYS             Director           March 3, 1994
- -------------------------
N. Peter Ruys

/s/ GIAN ANDREA BOTTA         Director           March 3, 1994
- -------------------------
Gian Andrea Botta

/s/ ROBERT W. SHOWER          Director           March 3, 1994
- -------------------------
Robert W. Shower